EX-99.CODE ETH

CODE OF ETHICS

PACIFIC SELECT FUND and PACIFIC FUNDS

The following Code of Ethics (“Code”) is adopted by Pacific Select Fund and Pacific Funds (each a “Trust”) pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Act”). This Code is intended to ensure that all acts, practices and courses of business engaged in by Access Persons (as defined in this Code) of the Trust reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 there under. Each investment adviser or sub-adviser (“Manager”) of the Trust or any portfolio or fund thereof (each a “Series” as defined in this Code), the principal underwriter of a Trust, officers of the Trust and the Independent Trustees of the Trust, are subject to this Code, unless the Trust’s Board of Trustees (each, the “Board”) excuses such Manager, principal underwriter, officers, or Independent Trustees from compliance with the Trust’s Code. The Board may excuse any of the aforementioned parties from the Trust’s Code if such party represents in writing to the Board that such party has adopted a code of ethics that complies with Rule 17j-1 of the Act, as currently in effect, and that such code contains procedures reasonably designed to prevent Access Persons from violating such code. The Board must approve each such party’s code of ethics and any material changes thereto in order for such party to be excused from the Trust’s Code.

I.	DEFINITIONS

(a)

“Access Person” means (i) any director, trustee, officer, general partner, or “Advisory Person” (as defined in this Code) of the Trust, or any Manager thereof, as well as any “Portfolio Employee” (as defined in this Code), and (ii) any director, officer, or general partner of a principal underwriter of a Trust who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of a “Security” (as defined in this Code) by the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Trust regarding the purchase or sale of a “Security”.

(b)

“Advisory Person” means (i) any director, officer, general partner or employee of the Trust (or of any company in a control relationship to the Trust) or any of its Managers or their adviser or administrator, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a “Security” (as defined in this Code) by the Trust, or whose functions relate to the making of any recommendations with respect to the purchase or sale of a Security by the Trust; and (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Security.

(c)	“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

(d)	“Security Held or to be Acquired” by a fund means (i) Any Security which, within the most recent 15 days is or has been held by a fund or is being or has been considered by a fund or its investment adviser for purchase by a fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security.

(e)

“Beneficial Ownership” is interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations there under, (as amended from time to time), except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.[1]

(f)

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act (as amended from time to time). Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(g)

“Security” or “Securities” shall have the meaning set forth in Section 2(a)(36) of the Act (as amended from time to time), except that it shall not include “Exempt Securities” (as defined in this Code).

(h)

“Exempt Securities” include (i) securities that are direct obligations of the Government of the United States, (ii) money market instruments[2], and (iii) shares of registered open-end investment companies, but does not include interests in or shares of the Trust[3], or such other securities as may be excepted under the provisions of Rule 17j-1. Exchange traded funds (“ETFs”) are not exempt securities.

1

You are considered to have Beneficial Ownership of Securities if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in the Securities. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect Pecuniary Interest in Securities:

(a)

Securities held by members of your immediate family sharing the same household; provided, however that the presumption of such beneficial ownership may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include any adoptive relationship.

(b)	Your interest as a general partner in Securities held by a general or limited partnership.
(c)	Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation or similar entity in which you hold an equity interest, unless you are a controlling equity holder and you do not have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

(a)	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.
(b)	Your ownership of a vested beneficial interest in a trust.
(c)	Your status as a settlor of a trust, if you have the power to revoke the trust without the consent of another person.

[2]	Currently, the following are exempted: bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

[3]	Shares of Pacific Funds and Pacific Select Fund include shares of each of their Series, which includes interests in Pacific Select Fund through ownership of variable contracts issued or administered by Pacific Life Insurance Company and Pacific Life & Annuity Company.

(i)

“Portfolio Employee” is any person who is employed by a Manager of a Series and who is authorized to make investment decisions on behalf of a Series, as well as investment personnel such as securities analysts and traders who advise or execute the decisions of Managers of a Series. (Note: a Portfolio Employee is included within the definition of Access Person).

(j)

“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

(k)

“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

(l)	“Interested Person” shall have the meaning that is set forth in Section 2(a)(19) of the Act.

(m)	“Independent Trustee” shall mean any trustee of the Trust who is not an Interested Person.

(n)	“Series” shall mean a portfolio or fund of the Trust.

(o)	“Board” shall mean collectively, the entire board of trustees of the Trust, including both Independent Trustees and Interested Trustees.

(p)	“Interested Trustees” shall mean a trustee of the Trust who is also an Interested Person.

II.	STATEMENT OF GENERAL PRINCIPLES

The following are general principles governing personal securities transactions by Access Persons of the Trust:

(1)	Access Persons have a duty to place the interests of the Trust’s shareholders first;

(2)	Access Persons must comply with this Code and avoid any actual or potential conflicts of interest in personal securities transactions; and

(3)	Access Persons cannot take inappropriate advantage of their positions, including in particular, front-running purchases or sales by the Trust.

III.	GENERAL PROHIBITIONS

A.	No Access Person, shall, in connection with the Purchase or Sale of a Security, directly or indirectly, by such person of a Security Held or to be Acquired by the Trust:

(1)	employ any device, scheme or artifice to defraud the Trust;

(2)

make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

(3)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust;

(4)	engage in any manipulative practice with respect to the Trust.

B.

In this connection it shall be impermissible for any Access Person to purchase or sell, directly or indirectly, any Security (or any option to purchase or sell such security) in which (s)he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which (s)he has actual knowledge at the time of such purchase or sale that such Security:

(1)	is being considered for purchase or sale by the Trust; or

(2)	is being purchased or sold by the Trust.

Apart from preclearance procedures required by Section VI, this does not impose any duty or requirement on Access Persons to inquire of Portfolio Employees if a Security is being considered or is being purchased or sold by the Trust.

C.

Any Access Person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Trust’s Chief Compliance Officer or his/her designee (“CCO”), prior to proceeding with the transaction.

D.

An Access Person may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business or desires to do business with the Trust, including trading with any of the Series of the Trust. It is not prohibited to (i) accept gifts from a single giver, so long as the annual aggregate value does not exceed $100; or (ii) attend business meals, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and the giver is present with the Access Person.

IV.	EXEMPT TRANSACTIONS FOR ACCESS PERSONS

These transactions are exempt from quarterly reporting.

The prohibitions of Section III of this Code shall not apply to the following transactions by an Access Person:

(1)

Purchases or sales of Securities over which the Access Person has no direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence;

(2)	Purchases or Sales of Securities which are not eligible for purchase or sale by the Trust;

(3)	Purchases or Sales of Securities which are nonvolitional on the part of either the Access Person or the Trust;

(4)	Purchases of Securities which are part of an automatic dividend reinvestment plan;

(5)

Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired with respect to Securities of which you have Beneficial Ownership.

(6)

Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

(7)

Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equity holder and do not have or share investment control over the Securities held by the entity.

(8)	Transactions which appear to the CCO of the Trust to present no reasonable likelihood of harm to the Trust and which have been authorized in advance by the CCO.

V.	TRANSACTIONS WHICH DO NOT REQUIRE PRECLEARANCE

(These transactions are subject to reporting requirements).

The following transactions do not require preclearance:

(1)	Purchases or sales of Securities which are not eligible for purchase or sale by the Series managed by the Manager which employs the Portfolio Employee.

(2)	Purchases or sales of up to $100,000 per calendar month per issuer of fixed- income Securities.

(3)	Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

(4)	Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of fifty billion dollars.

(5)	Purchases or sales of up to the greater of 1,000 shares per day or $150,000, but not more than the greater of 2,000 shares or $300,000 per calendar week, per issuer, of large-cap issuers.

A large-cap issuer is an issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding calendar month, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 50,000 shares.

(6)	Purchases or sales of up to the lesser of 500 shares or $50,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

(7)	Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly-based indices.

A broadly-based index is an index with an average notional open interest during the preceding calendar quarter in excess of one billion dollars.

(8)	Any purchase or sale of shares of registered closed-end investment companies.

(9)	Interests or shares in the Trust, which includes each Series.

(10)	Any purchase or sale of open-end exchange–traded funds (“ETFs”), including options on ETFs.

(11)	Foreign currency transactions, including futures, swaps and options.

(12)	Commodity (agricultural, natural resource or currencies only) derivatives (e.g., futures, swaps or options).

Access Persons should keep the following in mind:

(1)	Section V transactions do not require preclearance, but must be reported to the Trust’s CCO on quarterly and annual reports (see Section X).

(2)

The Securities of qualified foreign governments, large-cap issuers and broadly-based indices which qualify under Section V may change from time to time. Accordingly, you may purchase Securities in a Section V transaction, only to find that you cannot sell them later without preclearance. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the current Code.

In addition, Portfolio Employees should keep the following in mind:

(1)	Section V transactions are subject to the prohibition against short-swing trading set forth in this Code.

VI.	PRECLEARANCE PROCEDURES

The purchase or sale of any Security by any Access Person that is not exempt per Section IV, or does not require preclearance in accordance with Section V, requires preclearance by the CCO of the Trust or the CCO of the Manager that employs such Access Person. If you are required to preclear a transaction, complete the preclearance form in writing and submit it to the CCO. You must receive approval in writing before you trade. See Preclearance of Securities Transactions Form for additional information.

Preclearance will generally not be granted under the following circumstances:

(1)

The Securities may not be purchased or sold on any day that any Access Person has knowledge that there is a pending buy or sell order in the same Security on behalf of the Trust until that order is executed or withdrawn. In addition, if there were purchases or sales of such Security the day prior to the date on which the Access Person seeks to execute a trade that requires preclearance, the CCO must confirm with the appropriate Manager that all activity in that Security has been completed by the Manager in order to give preclearance of any trades in that Security.

(2)

The Securities may not be purchased or sold by a Portfolio Employee during the period which begins seven days before and ends seven days after the day on which a Series you manage trades in the same Security.

(3)

The Securities may be purchased or sold only if the CCO has given preclearance in writing, and the purchase or sale is executed by the deadline given by the CCO, generally the close of business on the day after preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance shall be in such form as the CCO may prescribe.

(4)	Any transaction which violates these procedures must be unwound, or if that is not practical or not possible, profits received by the Access Person must be contributed to a charitable organization.

If you are unsure if your transaction requires preclearance, you should complete and submit a Preclearance of Securities Transactions Form.

VII.	PRIVATE PLACEMENTS

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement, unless you have received the prior written approval of your firm’s CCO, who shall be designated as such to the Board. The Board may delegate its authority to designate a firm’s CCO. Approval may not be given unless a determination is made that the investment opportunity should not be reserved for the Trust.

If you are a Portfolio Employee and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment to your firm’s CCO when you play a part in any consideration of an investment by the Trust in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by another Portfolio Employee of the firm who does not have Beneficial Ownership of any Securities of the issuer.

VIII. INITIAL PUBLIC OFFERINGS (“IPOs”)

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an IPO unless you receive prior written approval from the CCO.

IX.	SHORT-TERM TRADING

If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days of the same (or equivalent) Securities of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization. Nothing in this paragraph shall be deemed to permit avoidance of loss through short-term trading. The CCO may assess a fine for losses avoided as a result of short-term trading as defined herein.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

X.	REPORTING

There are two types of reporting: holdings and transactions. Holdings are reported on the initial and on the annual report. Transactions are reported on a quarterly basis, beginning after the initial report. Although holdings and transactions in Exempt Securities are not reportable, Access Persons must still complete and provide reports in accordance with this Section. If there are only holdings and/or transactions in Exempt Securities and/or there are no Securities holdings and/or transactions to report, then the appropriate reporting response is “None.”

A.	Initial and annual reporting. Every Access Person shall (i) file with the Trust an initial holdings report within 10 days of becoming an Access Person and (ii) file with the Trust a holdings report annually. Holdings reports must be current as of a date no more than 45 days before the report is submitted. (The initial and annual securities holdings reports shall be in such form as the CCO shall prescribe).

B.	Quarterly reporting. (i) Every Access Person shall file with the Trust a quarterly report, no later than 30 days after the end of a calendar quarter, of any transaction in Securities in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security. For Quarterly Report of Securities Transactions in the Trust, the CCO, or the CCO’s designee, will obtain from the appropriate division and/or the Pacific Funds’ transfer agent, as applicable, a copy of your transaction statement(s) that contain activity during the quarter.

ii. Every quarterly report shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(1)	The title/name of security issuer and the date of the transaction;

(2)	The nature of the transaction (i.e., buy or sell), including information sufficient to establish any exemption listed in Paragraph IV that is relied upon;

(3)	The number of shares or units or principal amount if a bond;

(4)	The price per share or bond and total purchase or sale price;

(5)	The firm effecting the transaction (i.e., name of the broker, dealer, bank, Pacific Funds, Pacific Life, and/or Pacific Life & Annuity, each a “Firm Effecting a Transaction”).

For any account, which includes Pacific Funds and/or variable life insurance policies or variable annuity contracts issued or administered by Pacific Life Insurance Company and Pacific Life & Annuity Company, established by an Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, provide the following, as applicable:

(a)	The date the account was established;
(b)	Account title;
(c)	Account number and/or contract number; and
(d)	Name of Firm Effecting a Transaction.

C.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of this Code.

D.

The Trust, and each of its Managers, and Principal underwriter must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

XI.	CERTIFICATE OF COMPLIANCE

A.

As an Access Person, you are required to certify annually that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that, to the best of your knowledge, you have not violated the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year required to be reported under this Code. The form of certification shall be in such form as the CCO may prescribe.

B.	The Trust’s CCO shall provide a certification to the Board annually confirming that the Trust has adopted a code of ethics that complies with Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended, and that such Code contains procedures reasonably necessary to prevent Access Persons from violating the Code.

XII.	REVIEW AND ENFORCEMENT

A.	Review

(1)

The CCO of the Trust shall from time to time review the reported personal securities transactions of Access Persons to determine whether any violation of this Code may have occurred, taking into account all the exemptions and exceptions provided under Sections IV and V. The CCO shall review holdings reports at least annually and transaction reports at least quarterly. Before making any determination that a violation has been committed by an individual, the CCO of the Trust shall give such person an opportunity to supply additional information regarding the transaction in question.

(2)	The CCO shall be responsible to maintain a current list of all Trust’s Access Persons, updated at least quarterly.

(3)	The CCO of the Trust shall provide a written report at least annually to the Board and the Board must consider a written report that:

(a)

Describes any issues arising under the Code or procedures since the last report to the Board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(b)	Certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(4)

The CCO shall obtain at least annually, a certification from the Adviser, each sub-adviser and the distributor of the Trusts, that each has adopted procedures reasonably necessary to prevent their respective Access Persons from violating their respective code of ethics.

B.	Enforcement

(1)

If the CCO of the Trust determines that a violation of this Code may have occurred, they shall promptly report the possible violation to the Board. The Board, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

(2)	No person shall participate in a determination of whether he/she has committed a violation of this Code or in the imposition of any sanction against himself/herself.

XIII. RECORDS

The Trust shall maintain records in the manner and to the extent set forth in the Act and shall make the same available for appropriate examination by representatives of the Securities and Exchange Commission (“SEC”):

(1)	A copy of this Code and any other code of ethics that is, or at any time within the past five years has been in effect, shall be maintained in an easily accessible place;

(2)

A record of any violation of this Code, and of any action taken as a result of such violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(3)

A copy of each report, including any information provided in lieu of the reports required under Section X, made pursuant to this Code by an Access Person shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(4)

A record of all persons who are, or within the past five years have been, required to make reports or were responsible for reviewing these reports pursuant to this Code, shall be maintained in an easily accessible place.

(5)

A copy of each report required by Section XII. (3) above shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(6)

The Trust or their investment adviser shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Securities in IPOs and/or Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

XIV. CONFIDENTIALITY

All reports of Securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC.

Appendix I

PACIFIC SELECT FUND and PACIFIC FUNDS

(the “Funds”)

PRE-CLEARANCE OF SECURITIES TRANSACTION FORM

1.	Name of Employee requesting authorization:

2.	If different from #1, name of the account where the trade will occur:

3.	Relationship of (2) to (1):

4.	Name of firm at which the account is held:

5.	Name of Security and call symbol:

6.	Maximum number of shares or units to be (1)Purchased or sold or amount of bond:

7.	Check those that are applicable:

Purchase Sale Market Order Limit Order (Price of Limit Order: )

8.	Do you possess material nonpublic information regarding the security or the issuer of the security?[1]	Yes No

9.	This is NOT an Exempt Security, an Exempt i)Transaction, or a transaction which does not require preclearance?[2]	Yes No

10.	To your knowledge, are the securities or “equivalent securities” (i.e. securities issued by the same entity as the issuer of a security, and all derivative instruments, such as options and warrants) held by the Fund?	Yes No

[1]	Please note that employees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.
[2]	For a definition of Exempt Security, Exempt Transaction or Transactions which do not require preclearance, please refer to the Code of Ethics.

(as of 4-1-15)

11.	To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security by the Fund?	Yes No

12.	To your knowledge, are the securities or equivalent securities being considered for purchase or sale by one or more Portfolios of the Fund?	Yes No

13.	Are the securities being acquired in an initial public offering?	Yes No

14.	If you are a Portf olio Employee[4] , are the securities being acquired in a private placement?[5]	Yes No

15.	If you are a Portfolio Employee[4] , has any account you manage purchased or sold these securities or equivalent securities within the past seven calendar days or do you expect the account to purchase or sell these securities or equivalent securities within seven calendar days of your purchase or sale?	Yes No

16.	If this is NOT an Exempt Security and you are a Portfolio Employee, have you or any Related Account covered by the reauthorization provisions of the Code purchased or sold these securities within the past 60 days?	Yes No

[3]	Please note that employees generally are not permitted to acquire securities in an initial public offering for their own or related accounts.
[4]	Please see your Compliance Officer if you are not sure whether or not you are a Portfolio Employee.
[5]	Please note that generally acquisitions of securities in a private placement are discouraged and may be denied.
[6]	Please see your Compliance Officer if you are not sure whether or not you are a Portfolio Manager.

Appendix II

INSTRUCTIONS FOR COMPLETING ANNUAL/INITIAL REPORT OF SECURITIES

HOLDINGS

A.	Transactions Required to be Reported. You should report all securities for which you currently hold any direct or indirect beneficial ownership of, except “Exempt Securities” as defined in the Fund’s Code. The term “beneficial ownership” generally means that you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. The term includes but is not limited to the following cases:

1.	where the securities are held for your benefit by others (brokers, custodians, banks and pledges);
2.	where the securities are held for the benefit of your spouse or minor children (or any relative who shares your residence);
3.	where the securities are held by a partnership of which you are a partner or investment club or other unincorporated association of which you are a member.
4.	where the securities are held by a limited liability company of which you are a manager-member;
5.	where the securities are held in a trust over which you have a direct or indirect influence or control and under which either you or any member of your immediate family (ie. your spouse, children, grandchildren, parents and grandparents) is a beneficiary; and
6.	where the securities are held in a trust over which you alone, or in conjunction with someone not having substantial interest adverse to yours, have the power to revoke and revest title to yourself at once or at some future time.

C.	Information Required to Be Reported.

1.	Account Name and/or Title. State the name/title in which the account is held.

2.	Broker Dealer, or Bank Where Securities Are Held. State the name of the broker dealer or bank with or through whom the account is held.
3.	Security Name and Symbol. State the name of the issuer and the class of the security (e.g. common stock, preferred stock or designated issue of debt securities). In the case of acquisition or disposition of a futures contract, put or call option or other right (hereinafter referred to as “options”,) state the title of the security subject to the options and the expiration date of the option. Stock options granted to you by your employer should be reported only at the time such options are exercised.
4.	Number of Shares. State the number of shares of stock, or, if a debt security, the principal amount, or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative, or other natural person or through a partnership, trust or other entity, state the entire amount of securities involved in the transaction.
5.	Date Signed. Indicate the Date the form was signed.
6.	Signature. Sign the form in the space provided.
7.	Print Name. Clearly print name on the form in the space provided.

D.	Filing of Report. A report should be filed NOT LATER THAN 30 DAYS after which you become an access person or for existing access persons, NO LATER THAN 30 DAYS AFTER YEAR END.

B.	Reporting Exceptions. Notwithstanding the foregoing, none of the following securities need to be reported:

1.	holdings of exempt securities as described in the Fund’s Code of Ethics, which include: securities issued by the Government of the United States, money market instruments[1] as defined under Rule 17j-1 of the Act (as amended from time to

(as of 4-1-15)

time), and shares of registered open-end investment companies (mutual funds), or such other securities as may be excepted under the provisions of Rule 17j-1.

APPENDIX II (con’t)

PACIFIC SELECT FUND/PACIFIC FUNDS

Report of Initial/Annual Securities Holdings

As of

Note: If you hold no reportable transactions, answer “NONE”. In lieu of entering the information requested below, you may attach a copy of each statement received from the broker, dealer, or bank and indicate the number of statements attached.

Account Name and/or Title	Broker Dealer, or Bank Where Securities Are Held	Security Name and Symbol	Number of Shares*

*Or principal amount of each security if a bond.

Date Signed:

Signature:

Print Name:

Please return completed form to: Jordana DeGuire, Pacific Life Fund Advisors LLC, NB-3, Ext. 3489.

Updated April 1, 2015

APPENDIX III

PACIFIC SELECT FUND/PACIFIC FUNDS

Quarterly Report of Securities Transactions

Quarter Ending:

Note: If no accounts have been opened or no reportable transactions have occurred, answer “NONE”. In lieu of entering the information requested below, you may attach a copy of each confirmation and/or statement(s) received from the broker, dealer, bank, Pacific Funds, Pacific Life, and/or Pacific Life & Annuity (each a “Firm Effecting a Transaction” for purposes of the Code only) and indicate the number of confirmation/statements attached.

Title/Name of Security Issuer	Date of Transaction	Buy/Sell	Number of Shares/Units*	Price Per Share or Bond**	Total Purchase or Sale Price	Firm Effecting a Transaction***

*	Or principal amount of each security if a bond.
**	Price at which transaction was effected.
***	If new account, please complete information below

COMPLETE FOR ACCOUNTS OPENED DURING THE CURRENT QUARTER:

Opening Date	Account Name/Title	Firm Effecting a Transaction***	Account Number and/or Contract Number

Date:

Signed:

Print Name:

Please return completed form to: Jordana DeGuire, Pacific Life Fund Advisors LLC, NB-3, Ext. 3489.

APPENDIX III (cont’d)

A.	Transactions Required to be Reported. You should report every transaction in which you acquired or disposed of any direct or indirect Beneficial Ownership of any Security, except Exempt Securities and Exempt Transactions, during the calendar quarter.

B.	Reporting Exceptions. Notwithstanding the foregoing, the following need not be reported.

1.	Purchases or Sales of Securities over which you have no direct or indirect influence or control;
2.	Purchases or Sales of Securities which are involuntary on the part of the Access Person;
3.	Purchases of Securities which are part of an automatic dividend reinvestment plan;
4.	Acquisitions or dispositions of Securities as the result of a stock split, reverse stock split, merger, consolidation, spin-off, etc. applicable to all holders of a class of securities; and
5.	Purchases or sales of Exempt Securities, which include: direct obligations of the Government of the United States, money market instruments[1] as defined under Rule 17j-1 of the Act (as amended from time to time), and shares of registered open-end investment companies, which includes shares of open-ended exchange traded funds (“ETFs”), but does not include shares of the Funds, or such other Securities as may be excepted under the provisions of Rule 17j-1.

C.	Information Required to Be Reported.

1.	Title of Security. State the name of the issuer and the class of the security (e.g. common stock, preferred stock or designated issue of debt securities). In the case of acquisition or disposition of a futures contract, put or call option or other right (hereinafter referred to as “options”,) state the title of the security subject to the option and the expiration date of the option. Stock options granted to you by your employer should be reported only at the time such options are exercised.
2.	Date of Transaction. In the case of a market transaction, state the trade date (not the settlement date).
3.	Buy/Sell. State the character of the transaction (e.g. purchase, sale of security, purchase or sale of option, or exercise of option).

(as of 4-1-15)

4.	Number of Shares. State the number of shares of stock, or, if a debt security, the principal amount, or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative, or other natural person or through a partnership, trust or other entity, state the entire amount of securities involved in the transaction.

5.	Price Per Share or Bond. State the purchase or sale price per share or other unit. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.
6.	Total Purchase or Sale Price. State the total purchase or sale price exclusive of brokerage commissions or other costs of execution.
7.	Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.
8.	Account Number. Pacific Funds account number(s) and/or variable life insurance policy number(s) and/or variable annuity contract number(s), as applicable.

COMPLETE THIS SECTION ONLY FOR ACCOUNTS OPENED DURING CALENDAR QUARTER

9.	Opening Date. Indicate the date the account was opened.
10.	Account Name/Title. State the name in which the account is held.
11.	Name of Broker Dealer and or Firm. State the name of the broker dealer, (or bank or firm) where the account was opened.
12.	Account Number. State the Pacific Funds account number(s) and/or variable life insurance policy number(s) and/or variable annuity contract number(s), as applicable. Indicate the date the form(s) was signed.
13.	Sign. Sign the form in the space provided.
14.	Print Name. Clearly print name on the form in the space provided.

D.	Filing of Report. A report should be filed with the Funds NOT LATER THAN 30 DAYS after the end of each calendar quarter.

Appendix IV

PACIFIC SELECT FUND AND PACIFIC FUNDS

Access Persons Annual

Code Of Ethics Certification

As per my signature below, I hereby state that I have received, read and understand the Code of Ethics for Pacific Select Fund and Pacific Funds (the “Code”) and recognize that it applies to me.

To the best of my knowledge, during the prior calendar year, I complied with the provisions thereof, including its general principles, reporting requirements and pre-clearance requirements (if necessary), and

(check applicable box)

☐ I did have transactions during the prior calendar year which are required to be reported under the Code and I have disclosed, reported or caused to be reported all transactions required to be reported pursuant to the Code for all accounts over which I have Beneficial Ownership. (I note that no reporting is required for Exempt Securities and Non-volitional transactions as defined in the Code.)

OR

☐ I did not have any transactions that during the prior calendar year which were required to be disclosed or reported pursuant to the Code.

I agree to advise members of my immediate family, as defined under the Beneficial Ownership section of the Code, about the existence of the Code, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code.

I agree to cooperate fully with any investigation or inquiry by a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.

Date:

Signature:

Print Name:

(as of 4-1-15)

ADDENDUM

CODE OF ETHICS

PACIFIC FUNDS

The below list of individuals are officers of Pacific Funds and are considered Access Persons pursuant to the Pacific Funds Code of Ethics (the “Code”), and are therefore, required to disclose quarterly and annual holdings pursuant to the Code.

Joseph Wencus

Derek Niddrie